Exhibit 23.1

Angel Studios, Inc.

Provo, Utah

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 28, 2025, relating to the consolidated financial statements of Angel Studios Legacy, Inc., and subsidiaries (formerly Angel Studios, Inc.), as of December 31, 2024 and 2023 and for each of the years then ended, included in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Tanner LLP

Lehi, Utah
November 25, 2025